UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 11, 2020

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37352 (Commission File No.)	32-0420206 (IRS Employer Identification No.)

One Liberty Plaza

New York, NY 10006

(Address of principal executive offices)

(212) 418-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A common stock, par value $0.00001 per share	VIRT	The NASDAQ Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2020, Virtu Financial, Inc. (“Virtu” or the “Company”) announced the appointment of Sean P. Galvin as Virtu’s Chief Financial Officer, succeeding Alex Ioffe, who agreed to depart the Company in connection with the transition as of August 7, 2020. A copy of the press release is attached to this Report as Exhibit 99.1.

Mr. Galvin, 55, has more than 30 years of experience in the accounting and financial services fields and previously served as the interim Chief Financial Officer of KCG Holdings, Inc. from September 2014 through December 2014 and Chief Accounting Officer of KCG Holdings, Inc. and its predecessor from 2000 to 2017 and as a Vice President of Virtu Financial, Inc. from 2017 through 2018. Most recently Mr. Galvin served as the Chief Accounting Officer of BGC Partners, Inc. from 2018 through 2020. Earlier in his career, Mr. Galvin also served as a Vice President at Donaldson, Lufkin & Jenrette and as Audit Staff Accountant Senior Tax Manager at PwC. Mr. Galvin received a B.S. from Queens College, CUNY and an M.S. from Fordham University.

In connection with Mr. Galvin’s appointment as Chief Financial Officer, the Company entered into an employment letter agreement with Mr. Galvin on August 7, 2020 (the “Galvin Employment Agreement”) pursuant to which Mr. Galvin will be employed by the Company’s subsidiary, Virtu Financial Operating LLC (“Virtu Operating”) on an “at will” employment basis. Under the Galvin Employment Agreement, Mr. Galvin’s annual base salary is $250,000 per year, and Mr. Galvin will be eligible to receive an annual bonus of $450,000 for the year ended December 31, 2020, payable in cash and equity awards in accordance with the Company’s incentive and equity plans as in effect from time to time and subject to Mr. Galvin’s continued employment through the date on which bonuses for such period are paid. Mr. Galvin is eligible in subsequent years to receive an annual bonus and equity award in accordance with the Company’s incentive and equity plans as in effect from time to time and annual equity grants on terms and conditions determined by the Company. Mr. Galvin will also receive a special long-term equity award under the Galvin Employment Agreement and in connection with the commencement of his employment in restricted stock units (the “Sign-On RSUs”) in an amount equal to $300,000 divided by the issue price per Sign-On RSU, subject to the terms and conditions of the Company’s Amended and Restated 2015 Management Incentive Plan and the terms of a separate award agreement (the “RSU Award Agreement”). The Sign-On RSUs will vest in three equal annual installments on the first three anniversaries of the date of grant.

In connection with the Galvin Employment Agreement, Mr. Galvin entered into a restrictive covenant agreement that provides for confidentiality and non-disparagement restrictions and that provides that he will not engage in any business that competes with the Company or its affiliates, and that he will not solicit or hire employees, consultants or members of Virtu Operating, its subsidiaries or its affiliates, during his employment and for a period of 12 months thereafter.

There are no arrangements or understandings between Mr. Galvin and any other persons pursuant to which he was selected as an officer. Mr. Galvin has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Galvin Employment Agreement and RSU Award Agreement. The above description is qualified in its entirety by reference to the full text thereof, each of which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
99.1	Press release of Virtu Financial, Inc., dated August 10, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Virtu Financial, Inc., dated August 10, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIRTU FINANCIAL, INC.

By:	/s/ JUSTIN WALDIE
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and General Counsel

Dated: August 13, 2020

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